    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2001
                                                  REGISTRATION NO. 333-
                                                                       ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Z-TEL TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                  59-3501119
     (State or Other Jurisdiction                     (I.R.S. Employer
    of Incorporation or Organization)                Identification Number)

                  601 SOUTH HARBOUR ISLAND BOULEVARD, SUITE 220
                              TAMPA, FLORIDA 33602
                    (Address of Principal Executive Offices)

                       THE 2000 EQUITY PARTICIPATION PLAN
                                       OF
                            Z-TEL TECHNOLOGIES, INC.
                            (Full Title of the Plan)

                                JEFFREY H. KUPOR
                                 GENERAL COUNSEL
                            Z-TEL TECHNOLOGIES, INC.
                  601 SOUTH HARBOUR ISLAND BOULEVARD, SUITE 220
                              TAMPA, FLORIDA 33602
                                 (813) 273-6261
           (Name, Address, and Telephone Number of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

============================ ================= =============================== ============================== ==============

                                                                                                                 AMOUNT OF
 TITLE OF SECURITIES TO BE     AMOUNT TO BE      PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM AGGREGATE     REGISTRATION
        REGISTERED              REGISTERED          PRICE PER SHARE (1)             OFFERING PRICE (1)             FEE
---------------------------- ----------------- ------------------------------- ------------------------------ --------------
Common Stock, par value
$0.01 per share (the
"Common Stock")               4,025,254 (2)                $ 1.54                      $ 6,178,764.89             $ 1,476.72
============================ ================= =============================== ============================== ==============

         (1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is estimated based on the average of the high and low sales prices of the registrant's Common Stock on the Nasdaq National Market on December 3, 2001.

         (2) Together with an indeterminate additional number of shares which may be issuable pursuant to the anti-dilution provisions of The 2000 Equity Participation Plan of Z-Tel Technologies, Inc.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  Not required to be filed with the Commission.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed with the Commission by us are incorporated herein by reference as of their respective dates:

         - our Annual Report on Form 10-K for the year ended December 31, 2000, as filed March 30, 2001;

         - our Quarterly Report on Form 10-Q for the three months ended March 31, 2001, as filed May 14, 2001;

         - our Quarterly Report on Form 10-Q for the three months ended June 30, 2001, as filed August 13, 2001;

         - our Quarterly Report on Form 10-Q for the three months ended September 30, 2001, as filed November 13, 2001;

         - the description of our common stock contained in our Form 8-A filed on December 10, 1999, which in turn incorporated by reference the description of our common stock contained in our Form S-1 filed on October 14, 1999 and amended on November 22, 1999, December 10, 1999, and December 14, 1999; and

         - the description of our common share purchase rights contained in our Form 8-A filed on February 21, 2001 and amended March 13, 2001.

                  All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

                  The validity of the securities that may be offered under The 2000 Equity Participation Plan will be passed upon for us by Jeffrey H. Kupor, General Counsel of the Company. As of December 4, 2001, Mr. Kupor owned 650 shares of our Common Stock and held options to purchase 255,000 shares of our Common Stock (of which 65,415 shares are presently exercisable or become exercisable within the next 60 days) pursuant to The 2000 Equity Participation Plan.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  We are a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for such indemnification to the fullest extent permitted by the GCL. In addition, we have agreed to indemnify our directors and executive officers to the fullest extent permitted by the GCL. We also have agreed that, in the event we are not able to indemnify our directors and executive officers (other than for circumstances under which such persons are not entitled to indemnification), we shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and settlement amounts paid or to be paid by any of our directors or executive officers we and such person are jointly liable.

                  Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had not reasonable cause to believe his or her conduct was unlawful.

                  Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

                  The Company has in effect insurance policies in the amount of $5,000,000 for general officer's and directors' liability insurance covering aggregate losses of the Company's directors and officers in certain circumstances where by law they may not be indemnified by the Company.

                  The Company has entered into indemnification agreements with each of its directors and executive officers. In general, the indemnification agreements provide that the Company shall indemnify such officer or director from any and all expenses in any proceeding or threatened proceeding by reason of the fact that such officer or director is an officer or director of the Company or anything done or not done by such officer or director while serving as such. Amounts required to be paid by the Company include attorneys' fees, fines, judgments, interest and amounts paid in settlement. In addition, the agreements generally require the Company to advance expenses to the officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that subparagraphs (a)(1)(i) and
                           (a)(1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                           Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on the Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 4th day of December, 2001.

                                 Z-TEL TECHNOLOGIES, INC.

                                   /s/ D. Gregory Smith
                                 ----------------------
                                 D. Gregory Smith
                                 President, Chief Executive Officer, Chairman of the Board and Director

        KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Z-Tel Technologies, Inc., for himself and not for one another, does hereby constitute and appoint D. Gregory Smith, Horace J. Davis, III, and N. Dumas Garrett, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this registration statement, with respect to the proposed issuance, sale and delivery of shares of its Common Stock, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                 TITLE                                   DATE
        ---------                                 -----                                   ----

/s/ D. Gregory Smith                  President, Chief Executive                    December  3, 2001
---------------------------           Officer, Chairman of the
D. Gregory Smith                      Board, and Director (Principal
                                      executive officer)


/s/ Horace J. Davis, III              Chief Financial Officer                       December  4, 2001
----------------------------          (Principal financial and
Horace J. Davis, III                   accounting officer)


/s/ Charles W. McDonough              Director                                      December  3, 2001
----------------------------
Charles W. McDonough


/s/ Mark S. Feighner                  Director                                      December  3,2001
----------------------------
Mark S. Feighner


/s/ Lawrence C. Tucker                Director                                      December  4,2001
----------------------------
Lawrence C. Tucker


/s/ Jeffrey A. Bowden                 Director                                      December  4, 2001
----------------------------
Jeffrey A. Bowden


/s/ Andrew C. Cowen                   Director                                      December  4, 2001
----------------------------
Andrew C. Cowen


/s/ John K. Aurell                    Director                                      December  3, 2001
----------------------------
John K. Aurell


/s/ Charles D. Hyman                  Director                                      December  4, 2001
----------------------------
Charles D. Hyman

EXHIBIT INDEX



EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------

4.1               Amended and Restated Certificate of Incorporation, as amended.
                  Incorporated by reference to Exhibit 3.1 to the Registrant's
                  Quarterly Report on Form 10-Q, filed on August 13, 2001.

4.2               Amended and Restated By-laws. Incorporated by reference to
                  Exhibit 3.2 to Amendment No. 1 to the Company's Registration
                  Statement on Form S-1 filed with the Commission November 22,
                  1999 (Commission file No. 333-89063).

5                 Opinion of Counsel.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Jeffery H. Kupor (included in Exhibit 5).

24                Powers of Attorney (contained on signature page).